UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 3, 2023

Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2023, Sinclair Broadcast Group, Inc., a Maryland corporation (“Sinclair Broadcast”), entered into an Agreement of Share Exchange and Plan of Reorganization (the “Reorganization Agreement”) with Sinclair, Inc., a Maryland corporation (“New Sinclair”), and Sinclair Holdings, LLC, a Maryland limited liability company. Under the Reorganization Agreement, Sinclair Broadcast would implement a reorganization in which New Sinclair would become the publicly-traded parent company of Sinclair Broadcast and its subsidiaries. Subject to the conditions set forth in the Reorganization Agreement, the reorganization will be effected through a share exchange (the “Reorganization”) under Maryland law. In the Reorganization, each outstanding share of Sinclair Broadcast’s Class A common stock and Class B common stock would be exchanged automatically on a one-for-one basis for a share of Class A common stock and Class B common stock, respectively, of New Sinclair. The rights and benefits of the holders of shares of New Sinclair’s common stock, including voting rights, would be the same as the rights and benefits of the holders of shares of Sinclair Broadcast’s common stock in all material respects. In addition, Sinclair Broadcast will become a wholly-owned subsidiary of New Sinclair.

The Reorganization is not expected to result in a change in the directors, executive officers, management or business of the publicly-traded company, or to impact the timing of the declaration and payment of regular quarterly dividends. The Reorganization is not expected to result in gain or loss to Sinclair Broadcast’s stockholders for U.S. federal income tax purposes. We expect the New Sinclair Class A Common Stock to be listed on the NASDAQ Stock Market’s Global Select Market under the ticker symbol “SBGI,” the same market and ticker symbol currently used by the Sinclair Broadcast Class A Common Stock.

Sinclair Broadcast will complete the Reorganization only if each of the conditions set forth in the Reorganization Agreement is satisfied, including receipt of the required approval of Sinclair Broadcast’s stockholders. Under Maryland law, the Reorganization requires the approval of the stockholders of Sinclair Broadcast by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

The Reorganization Agreement or the Reorganization may be deferred or terminated by Sinclair Broadcast’s Board of Directors at any time prior to completion (even after approval by Sinclair Broadcast’s stockholders).

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 3, 2023, Sinclair Broadcast issued a press release pertaining to the Reorganization and posted to its website a Holding Company Reorganization Q&A, copies of which are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference hereto. The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

For purposes of updating and restating its risk factor disclosure, including as discussed under the heading “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, Sinclair Broadcast hereby incorporates by reference into this Current Report on Form 8-K the risk factor disclosure filed as Exhibit 99.3 hereto.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement of Share Exchange and Plan of Reorganization, dated as of April 3, 2023, by and among Sinclair Broadcast Group, Inc., Sinclair, Inc. and Sinclair Holdings, LLC

99.1	Press Release

99.2	Holding Company Reorganization Q&A

99.3	Risk Factor Disclosure

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Additional Information and Where to Find It

In connection with the Reorganization, New Sinclair has filed a registration statement on Form S-4 that includes a preliminary proxy statement of Sinclair Broadcast and a preliminary prospectus of New Sinclair, and Sinclair Broadcast and New Sinclair may file with the SEC other relevant documents in connection with the proposed Reorganization. SINCLAIR BROADCAST’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REORGANIZATION. Investors may obtain a free copy of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about Sinclair Broadcast, New Sinclair and the Reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about Sinclair Broadcast, New Sinclair and the Reorganization can be obtained without charge by sending a request to Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, MD 21030; by calling 410-568-1500; or by accessing them on Sinclair Broadcast’s investor relations web page at https://sbgi.net/investor-relations/sec-filings/. Information on Sinclair Broadcast’s web page are not part of, and are not incorporated by reference into, this Current Report on Form 8-K.

Participants in the Solicitation

Sinclair Broadcast and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Sinclair Broadcast’s stockholders in connection with the Reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in the New Sinclair’s registration statement on Form S-4 that includes a preliminary proxy statement of Sinclair Broadcast and a preliminary prospectus of New Sinclair and will be included in the definitive proxy statement/prospectus and other relevant documents that Sinclair Broadcast and New Sinclair have filed, and intend to file, with the SEC in connection with the Reorganization. Copies of these documents can be obtained without charge as described in the preceding paragraph.

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No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements:

The matters discussed in this Current Report on Form 8-K include forward-looking statements regarding, among other things, future events and actions. When used in this Current Report on Form 8-K, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, and in addition to any assumptions set forth in such statements: Sinclair Broadcast’s ability to obtain the requisite vote to approve the Reorganization or to recognize the intended benefits of the Reorganization, that changes in legislation or regulations may change the tax consequences of the Reorganization, and the impacts of the Reorganization on New Sinclair’s financial condition, business operations, results of operation and outstanding securities, and any risk factors set forth in Sinclair Broadcast’s recent reports on Form 10-Q, Form 10-K and/or Form 8-K, as filed with the SEC. There can be no assurances that the assumptions and other factors referred to in this report will occur. Sinclair Broadcast undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Senior Vice President / Chief Accounting Officer
Date:	April 3, 2023

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Exhibit 2.1

Execution Version

AGREEMENT OF SHARE EXCHANGE AND PLAN OF REORGANIZATION

Dated as of April 3, 2023

This AGREEMENT OF SHARE EXCHANGE AND PLAN OF REORGANIZATION (this “Agreement”) is entered into as of April 3, 2023 by and among Sinclair Broadcast Group, Inc., a Maryland corporation (“SBG”), Sinclair, Inc., a Maryland corporation (“Holdco”), and Sinclair Holdings, LLC, a Maryland limited liability company (“Intermediate LLC” and, together with SBG and Holdco, collectively the “Parties”).

BACKGROUND

A. The Parties intend to effect a reorganization (the “Reorganization”) that will entail the following, each as described more fully in this Agreement:

(i)	The articles of incorporation and bylaws of Holdco will be amended such that they are substantially similar to the articles of incorporation and bylaws of SBG as of the date hereof.

(ii)

SBG and Holdco will effect a share exchange (the “Share Exchange”) under Section 3-102(a)(7) of the Maryland General Corporation Law (the “MGCL”), in connection with which Holdco will be the “successor” referred to in clause (i) thereof and SBG will be “the corporation the stock of which is to be acquired” referred to in clause (ii) thereof. In the Share Exchange, each outstanding share of stock of SBG will be exchanged for an equivalent share of stock of Holdco as described more fully herein, and Holdco will acquire all of the outstanding shares of SBG, such that SBG will become a wholly-owned subsidiary of Holdco.

(iii)	After the Share Exchange, SBG will convert from a Maryland corporation to a Maryland limited liability company to be named Sinclair Broadcast Group, LLC (the “SBG LLC Conversion”).

(iv)

After the SBG LLC Conversion, SBG will transfer all of the outstanding membership interests of Intermediate LLC to Holdco (the “Intermediate LLC Transfer”), such that Intermediate LLC will become a wholly-owned subsidiary of Holdco.

(v)

After the Intermediate LLC Transfer, Holdco will contribute all of the outstanding membership interests of SBG to Intermediate LLC (the “SBG Transfer”), such that SBG will become a wholly-owned subsidiary of Intermediate LLC.

B. Pursuant to Section 3-105(b) of the MGCL, at a meeting held on February 21, 2023, SBG’s board of directors approved the Reorganization, subject to the conditions set forth herein, and adopted a resolution declaring the Share Exchange advisable and directing that the Share Exchange be submitted for consideration at a special meeting of SBG shareholders. The board of directors of Holdco has approved the Reorganization, including the Share Exchange, pursuant to Section 3-105(a)(3) of the MGCL. SBG, as the sole member of Intermediate LLC, has approved the Reorganization.

C. It is intended that, for U.S. federal income tax purposes (and, where applicable, state and local tax purposes), the Share Exchange and the SBG LLC Conversion, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute a “plan of reorganization” within the meaning of the Code and the Treasury regulations promulgated thereunder.

AGREEMENT

NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I

THE REORGANIZATION

Section 1.1 Timing. Subject to (i) the closing conditions set forth herein, (ii) the final form of the articles of share exchange filed with the Maryland State Department of Assessments and Taxation to effect the Share Exchange, which are expected to be substantially in the form attached hereto as Exhibit A (the “Articles of Share Exchange”), and the other documents and filings that effect the Reorganization and (iii) further revision by the Parties, the Parties expect the timing of the steps in the Reorganization to be as follows:

(a) The Share Exchange will be effected pursuant to the Articles of Share Exchange and will be effective at the time specified in the Articles of Share Exchange. The Articles of Share Exchange will specify that the Share Exchange will be effective at 12:00 a.m. (the “Share Exchange Effective Time”) on a date to be referred to herein as the closing date (the “Closing Date”).

(b) The SBG LLC Conversion will be effected pursuant to the articles of conversion filed with the Maryland State Department of Assessments and Taxation to effect the SBG LLC Conversion (the “Articles of Conversion”) and will be effective at the time specified in the Articles of Conversion. The Articles of Conversion will specify that the SBG LLC Conversion will be effective at 12:01 a.m. on the Closing Date (the “Conversion Effective Time”).

(c) The Intermediate LLC Transfer is expected to be effective at 12:00 a.m. on the day immediately following the Closing Date.

(d) The SBG Transfer is expected to be effective at 12:01 a.m. on the day immediately following the Closing Date.

Section 1.2 Share Exchange; Effect on Capital Stock. At the Share Exchange Effective Time, and subject to the closing conditions set forth herein and the other provisions of this Agreement and the Articles of Share Exchange:

(a) Each outstanding share or fraction of a share of SBG’s Class A common stock, par value $.01 per share (the “SBG Class A Common Stock”), shall, without any further action on the part of the holder thereof, automatically and by operation of law be exchanged for a share or

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fraction of a share of Holdco’s Class A common stock, par value $.01 per share (the “Holdco Class A Common Stock”), on a one-for-one basis. Thereafter, each holder of a share or fraction of a share of Holdco Class A Common Stock shall have full and exclusive power to vote such shares, to receive dividends thereon and to exercise all rights of an owner thereof.

(b) Each outstanding share or fraction of a share of SBG’s Class B common stock, par value $.01 per share (the “SBG Class B Common Stock” and, together with the SBG Class A Common Stock, collectively the “SBG Stock”), shall, without any further action on the part of the holder thereof, automatically and by operation of law be exchanged for a share or fraction of a share of Holdco’s Class B common stock, par value $.01 per share (the “Holdco Class B Common Stock” and, together with the Holdco Class A Common Stock, collectively the “Holdco Stock”), on a one-for-one basis. Thereafter, each holder of a share or fraction of a share of Holdco Class B Common Stock shall have full and exclusive power to vote such shares, to receive dividends thereon and to exercise all rights of an owner thereof.

(c) All of Holdco’s shares of capital stock that were issued and outstanding immediately prior to the Share Exchange Effective Time shall be cancelled for no consideration and shall cease to be issued or outstanding.

(d) Holdco shall become the owner of all of the shares of SBG Stock that were issued and outstanding immediately prior to the Share Exchange Effective Time. Thereafter, Holdco shall have full and exclusive power to vote such shares, to receive dividends thereon and to exercise all rights of an owner thereof.

Section 1.3 Manner of Exchange; No Required Exchange of Stock Certificates. At the Share Exchange Effective Time:

(a) Where no physical certificate representing the SBG Stock has been issued in the name of a holder thereof, a “book-entry” (i.e., a computerized or manual entry) shall be made in the share records of Holdco to evidence the issuance to such holder of the number of uncertificated shares of Holdco Stock for which such SBG Stock has been exchanged pursuant to the Articles of Share Exchange, and Holdco shall cause each shareholder holding Holdco Stock in book entry form to be provided such information as shall be required by or necessary to comply with Maryland law.

(b) Each certificate which, immediately prior to the Share Exchange Effective Time, represented issued and outstanding SBG Stock (each, an “SBG Certificate”) shall be deemed for all purposes to evidence ownership of, and to represent, the number, class and series of Holdco Stock for which the SBG Stock represented by such SBG Certificate immediately prior to the Share Exchange Effective Time have been exchanged pursuant to the Articles of Share Exchange. The registered holder of any SBG Certificate outstanding immediately prior to the Share Exchange Effective Time, as such holder appears in the books and records of SBG, or of the transfer agent in respect of the SBG Stock, immediately prior to the Share Exchange Effective Time, shall, until such SBG Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the shares of Holdco Stock for which the SBG Stock represented by such SBG Certificate have been exchanged pursuant to the Articles of Share Exchange, subject to the provisions of Maryland law.

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(c) Following the Share Exchange Effective Time, Holdco may, in its discretion, mail or cause to be mailed to the persons who were registered holders of SBG Certificates immediately prior to the Share Exchange Effective Time, a letter of transmittal, in customary form, containing instructions for use in effecting the surrender of such SBG Certificates, if the holder so chooses, in exchange for a certificate (a “Holdco Certificate”), or, in Holdco’s discretion, uncertificated shares in book-entry form, representing the number, class and series of shares of Holdco Stock for which the SBG Stock represented by such SBG Certificate have been exchanged pursuant to the Articles of Share Exchange. Each Holdco Certificate, if any, shall comply with all requirements set forth in Holdco’s articles of incorporation or bylaws and applicable law with respect to notice of certain restrictions on ownership and transferability.

Section 1.4 No Dissenter’s Rights. In accordance with the provisions of Section 3-202(c)(1) of the MGCL, no dissenter’s rights or appraisal rights will be available to SBG’s shareholders in connection with the Share Exchange.

Section 1.5 Dividends. At the Share Exchange Effective Time and by operation of the Share Exchange, SBG’s obligations with respect to any dividends or other distributions to SBG’s shareholders that have been declared by SBG, but not paid prior to the Share Exchange Effective Time, will become the obligations of Holdco, and Holdco hereby agrees to assume such obligations.

Section 1.6 Assets, Liabilities and Contracts. Except as expressly agreed otherwise by the Parties, all of the assets, liabilities and employees of SBG and its subsidiaries prior to the Reorganization will remain the assets, liabilities and employees of SBG and such subsidiaries, notwithstanding the Share Exchange or other aspects of the Reorganization. Except as expressly agreed otherwise by the Parties, all of SBG’s or its subsidiaries’ rights and obligations under contracts to which they are parties shall remain the rights and obligations of SBG and such subsidiaries, notwithstanding the Share Exchange or other aspects of the Reorganization.

Section 1.7 Plan of Reorganization and Plan of Exchange. It is intended that the Share Exchange and the SBG LLC Conversion, taken together, will be treated as an integrated transaction for U.S. federal income tax purposes and will be undertaken pursuant to this Agreement, which is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each Party shall use commercially reasonable efforts to cause the Share Exchange and the SBG LLC Conversion, taken together, to qualify, and will not take any actions or cause any actions to be taken which would prevent the Share Exchange and the SBG LLC Conversion, taken together, from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

Section 1.8 Successor Issuer. It is the intent of the Parties that Holdco be deemed a “successor issuer” of SBG in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), solely for purposes of the Exchange Act, and in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of the Securities Act.

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ARTICLE II

CLOSING CONDITIONS

Section 2.1 Closing Conditions . The consummation of the Share Exchange shall be subject to the following conditions precedent:

(a) Shareholder Approval. Pursuant to Section 3-105(e) of the MGCL, the Share Exchange shall have been approved by the shareholders of SBG by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

(b) Registration Statement. The registration statement (the “Registration Statement”) filed by Holdco with the United States Securities and Exchange Commission (the “SEC”) relating to the shares of Holdco Stock to be issued in the Share Exchange shall have become effective under the Securities Act of 1933, and no stop order suspending such effectiveness shall be in effect.

(c) Regulatory Approval. Any approvals for the Share Exchange or other aspects of the Reorganization that are required under the rules and regulations of the Federal Communications Commission shall have been obtained and shall be in full force and effect.

(d) Tax Opinions.

(i)

SBG shall have received (I) an opinion of its outside tax counsel to the effect that the Share Exchange and the SBG LLC Conversion, taken together, will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and (II) an opinion of its outside counsel filed as Exhibit 8.1 in connection with the Registration Statement to the effect that the Share Exchange and the SBG LLC Conversion, taken together, will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.

(ii)

SBG and Holdco shall deliver to outside tax counsel for purposes of the opinions referenced in section 2.1(d)(i) a “Tax Representation Letter,” dated as of the Closing Date (and, if requested, as of the date the Registration Statement is filed with the SEC), signed by an officer of SBG and Holdco and containing representations of SBG and Holdco as shall be reasonably necessary or appropriate to enable outside tax counsel to render such opinions.

(e) Consents. The Parties shall have received all other consents, permissions and approvals, and shall have taken all other actions, that they determine to be necessary or advisable prior to the Reorganization.

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ARTICLE II

MISCELLANEOUS

Section 2.1 Descriptive Headings. Descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 2.2 Counterparts. For the convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be considered an original, and all of which taken together shall constitute a single instrument.

Section 2.3 Successors and Assigns. This Agreement may not be assigned by a Party without the written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the Parties.

Section 2.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.5 Applicable Law. This Agreement, and any controversy or proceeding arising hereunder or in connection herewith, whether sounding in contract or tort, and whether brought at law or in equity, shall be governed by, construed and enforced in accordance with the laws of the State of Maryland without regard to any conflict of laws principles.

Section 2.6 Amendment and Termination. This Agreement may be amended or supplemented in any manner and from time to time prior to the Share Exchange Effective Time by a written instrument duly executed and delivered by all of the Parties. This Agreement may be terminated and the Share Exchange abandoned at any time prior to the Share Exchange Effective Time by action taken by the boards of directors of SBG and Holdco. In the event of the termination of this Agreement and abandonment of the Share Exchange, this Agreement shall become void and have no effect, without any liability on the part of any Party or its directors, officers or shareholders.

Section 2.7 Conflicting Terms. In event of a conflict between the terms of this Agreement and the terms of the Articles of Share Exchange in the form filed with the Maryland State Department of Assessments and Taxation, the terms of such Articles of Share Exchange shall prevail.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Sinclair Broadcast Group, Inc.,
a Maryland corporation

By:	/s/ Christopher S. Ripley
Name: Christopher S. Ripley
Title: President and Chief Executive Officer

Sinclair, Inc.,
a Maryland corporation

By:	/s/ Christopher S. Ripley
Name: Christopher S. Ripley
Title: President and Chief Executive Officer

Sinclair Holdings, LLC,
a Maryland limited liability company

By:	/s/ Christopher S. Ripley
Name: Christopher S. Ripley
Title: President and Chief Executive Officer

Agreement of Share Exchange and Plan of Reorganization

Exhibit 99.1

Sinclair Announces Holding Company Reorganization

To Rename Company as Sinclair, Inc.

BALTIMORE (April 3, 2023) – Sinclair Broadcast Group, Inc. (“Sinclair Broadcast”) (Nasdaq: SBGI) announced today that it intends to implement a reorganization in which a new holding company, Sinclair, Inc. (“New Sinclair”), would become the publicly-traded parent of Sinclair Broadcast and its subsidiaries (the “Reorganization”).

Beyond its familiar broadcast business, Sinclair Broadcast and its affiliates own, manage and/or operate technical and software services companies, intellectual property for the advancement of broadcast technology, and other media and non-media related businesses and assets including real estate, venture capital, private equity, and direct investments. These other businesses and assets include, among other things, Compulse, a marketing technology and managed services company, and Tennis Channel. As part of the Reorganization, these other businesses and assets will be held by New Sinclair through a new subsidiary to be known as Sinclair Ventures, rather than by Sinclair Broadcast or its direct subsidiary, Sinclair Television Group, Inc.

“We believe the new structure will provide greater flexibility for creating value within the company. The new structure simplifies the corporate structure and improves the transparency of financial disclosures on the value drivers of the company,” commented Christopher S. Ripley, President and CEO of the company. “We believe these other assets, some of which are currently buried in the broadcast division, can receive greater visibility outside the ‘broadcast’ umbrella, while Sinclair Broadcast will become a broadcast-focused subsidiary for which stockholders can better value its true performance. In short, we believe a holding company structure can unlock unrecognized value and provide structural flexibility for the growth and monetization of our current and potential future media and non-media businesses.”

In the Reorganization, each outstanding share of Sinclair Broadcast’s Class A common stock and Class B common stock would be exchanged automatically on a one-for-one basis for a share of Class A common stock and Class B common stock, respectively, of New Sinclair. New Sinclair’s Class A common stock is expected to continue to trade on the Nasdaq Global Select stock market under the ticker symbol “SBGI” just as Sinclair Broadcast’s Class A common stock does today. The rights and benefits of the holders of shares of New Sinclair’s common stock, including voting rights, would be the same as the rights and benefits of the holders of shares of Sinclair Broadcast’s common stock in all material respects. Under applicable law, the Reorganization will be accomplished through a share exchange and is subject to the affirmative vote of two-thirds of all the votes entitled to be cast on the matter at a special meeting of Sinclair Broadcast’s stockholders expected to be held in the second quarter of 2023.

The Reorganization is not expected to result in a change in the directors, executive officers, management or business of the public company, or to impact the timing of the declaration and payment of our regular quarterly dividends. The Reorganization is not expected to result in gain or loss to Sinclair Broadcast’s stockholders for U.S. federal income tax purposes.

Below are simplified illustrations of our business structure before and after the Reorganization:

PRE-REORGANIZATION

POST-REORGANIZATION

For more information about the Reorganization, please visit our Holding Company Reorganization Q&A located at https://sbgi.net/investor-relations/events-and-presentations/.

Additional Information and Where to Find It

In connection with the Reorganization, New Sinclair has filed a registration statement on Form S-4 that includes a preliminary proxy statement of Sinclair Broadcast and a preliminary prospectus of New Sinclair, and Sinclair Broadcast and New Sinclair may file with the SEC other relevant documents in connection with the proposed Reorganization. SINCLAIR BROADCAST’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REORGANIZATION. Investors may obtain a free copy of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about Sinclair Broadcast, New Sinclair and the Reorganization, from the SEC at the SEC’s website at

http://www.sec.gov. In addition, copies of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about Sinclair Broadcast, New Sinclair and the Reorganization can be obtained without charge by sending a request to Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, MD 21030; by calling 410-568-1500; or by accessing them on Sinclair Broadcast’s investor relations web page at https://sbgi.net/investor-relations/sec-filings/.

Participants in the Solicitation

Sinclair Broadcast and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Sinclair Broadcast’s stockholders in connection with the Reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in the New Sinclair’s registration statement on Form S-4 that includes a preliminary proxy statement of Sinclair Broadcast and a preliminary prospectus of New Sinclair and will be included in the definitive proxy statement/prospectus and other relevant documents that Sinclair Broadcast and New Sinclair have filed, and intend to file, with the SEC in connection with the Reorganization. Copies of these documents can be obtained without charge as described in the preceding paragraph.

Forward-Looking Statements:

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, and in addition to any assumptions set forth in such statements: Sinclair Broadcast’s ability to obtain the requisite vote to approve the Reorganization or to recognize the intended benefits of the Reorganization, that changes in legislation or regulations may change the tax consequences of the Reorganization, and the impacts of the Reorganization on New Sinclair’s financial condition, business operations, results of operation and outstanding securities, and any risk factors set forth in Sinclair Broadcast’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. Sinclair Broadcast undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

About Sinclair Broadcast:

Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) is a diversified media company and a leading provider of local news and sports. Sinclair Broadcast owns, operates and/or provides services to 185 television stations in 86 markets affiliated with all the major broadcast networks; owns Tennis Channel and multicast networks Comet, CHARGE! and TBD; and owns and provides services to 21 regional sports network brands. Sinclair Broadcast’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and the nation’s largest streaming aggregator of local news content, NewsON. Sinclair Broadcast regularly uses its website as a key source of company information which can be accessed at www.sbgi.net.

Category: General

Investor Contacts:

Billie-Jo McIntire, AVP, Investor Relations

(410) 568-1500

Media Contact:

Michael Padovano

mpadovano@5wpr.com

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Exhibit 99.2

Holding Company Reorganization Q&A

April 3, 2023

1.	What are we doing?

Sinclair Broadcast Group, Inc. (“SBG”) intends to complete a holding company reorganization (the “Reorganization”) resulting in a new company, Sinclair, Inc. (“New Sinclair”), replacing SBG as our publicly-traded parent company. SBG will become an indirect wholly-owned subsidiary of New Sinclair. Immediately after the Reorganization, SBG will be the direct parent of Sinclair Television Group, Inc. (“STG”) just as it is today.

Beyond its familiar broadcast business, SBG and its affiliates own, manage and/or operate technical and software services companies, intellectual property for the advancement of broadcast technology, and other media and non-media related businesses and assets including real estate, venture capital, private equity, and direct investments. These other businesses and assets include, among other things, Compulse, a marketing technology and managed services company, and Tennis Channel. As part of the Reorganization, these other businesses and assets (“Other Assets”) will be held by New Sinclair through a new subsidiary to be known as Sinclair Ventures, rather than by SBG or its direct subsidiary, STG.

2.	Why is SBG doing a holding company reorganization?

We believe the new structure will provide greater flexibility for creating value within the company. The new structure simplifies the corporate structure and improves the transparency of financial disclosures on the value drivers of the company. We believe these other assets, some of which are currently buried in the broadcast division, can receive greater visibility outside the “broadcast” umbrella, while SBG will become a broadcast-focused subsidiary for which stockholders can better value its true performance. In short, we believe a holding company structure can unlock unrecognized value and provide structural flexibility for the growth and monetization of our current and potential future media and non-media businesses.

3.	When will the Reorganization happen?

Under applicable law, the Reorganization is subject to the affirmative vote of two-thirds of all the votes entitled to be cast on the matter at a special meeting of SBG’s stockholders expected to be held in the second quarter of 2023. If stockholder approval is obtained, the Reorganization is expected to close soon thereafter, subject to customary closing conditions. Required approvals in connection with the Reorganization have been obtained from the Federal Communication Commission, and we expect to receive any necessary extensions of those approvals as needed.

4.	How will the Reorganization be accomplished?

The Reorganization will be accomplished through a share exchange whereby each outstanding share of SBG’s Class A common stock and Class B common stock would be exchanged automatically on a one-for-one basis for a share of Class A common stock and Class B common stock, respectively, of New Sinclair.

5.	How will the rights of shareholders be affected?

The rights of shareholders will remain the same in all material respects. More specifically:

•

New Sinclair will have the same number and type of outstanding shares of common stock as SBG. If you owned 100 shares of Class A common stock of SBG right before the share exchange, then you will own 100 shares of Class A Common Stock of New Sinclair immediately after the share exchange.

•	New Sinclair will have the same Board of Directors and management team as SBG had prior to the share exchange.

•

New Sinclair’s articles of incorporation and bylaws will be the same as SBG’s in all material respects. Shareholders of New Sinclair will have the same voting and other rights with respect to New Sinclair that they had with respect to SBG.

6.	Will shares in New Sinclair still be traded on NASDAQ?

We expect New Sinclair’s Class A common stock to trade on the NASDAQ Global Select Market tier under the ticker symbol “SBGI,” the same ticker symbol used by SBG today.

7.	How will this affect dividends?

We do not expect the Reorganization to have any effect on the timing or amount of our dividends.

8.	Will the Reorganization impact a shareholder’s U.S. taxes?

We expect the Reorganization to qualify as a tax-free reorganization under the U.S. Internal Revenue Code so that it will not result in any gain or loss to SBG’s shareholders for federal income tax purposes.

9.	Will the Reorganization affect SBG’s capital structure?

We do not expect the Reorganization to have a material effect on our existing capital structure. The borrowers, issuers and guarantors under our consolidated indebtedness are expected to be unchanged. We expect STG to continue to be the issuer and borrower with respect to indebtedness under SBG as it has been in the past, and SBG’s downstream guaranties will continue as they do today.

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10.	Will the assets being moved to New Sinclair diminish STG debt holders’ collateral?

Yes. Many of the Other Assets, such as real estate assets and certain venture, private equity and direct investments, have been held directly by SBG since acquisition. As part of the Reorganization, we expect to distribute the Other Assets held by SBG, including those described above, as well as the Other Assets held by STG, including our Tennis Channel and Compulse businesses, to Sinclair Ventures. As a result, the Other Assets held by STG will no longer serve as collateral under STG’s secured debt and their respective Adjusted EBITDA will not be included STG’s Adjusted EBITDA going forward. Pro forma for the reduction in Adjusted EBITDA upon the distribution of the Other Assets held by STG to Sinclair Ventures, STG’s First Lien Leverage as of December 31, 2022, was 3.4x or 0.3x higher than as reported. For purposes of this paragraph, Adjusted EBITDA and First Lien Leverage are as defined in STG’s credit agreement.

11.	Will New Sinclair or Sinclair Ventures have a downstream guaranty to the STG debt holders?

No. SBG’s downstream guaranties will continue as they do today, but part of the reason for the Reorganization is to have an unburdened publicly-traded parent company and owner of our Other Assets available for debt or equity financing to create more value overall for our organization.

12.	Was the Reorganization driven by, or will it be impacted by, the Diamond Sports Group bankruptcy?

No. Our decision to complete the Reorganization was made prior to, and is not impacted by, Diamond Sports Group’s bankruptcy filing.

13.	If I am a shareholder, do I need to do anything?

In the near future, you will be invited to attend a special meeting of stockholders of SBG to vote on the Reorganization. The Reorganization requires the approval of two-thirds of the votes entitled to be cast. To ensure that your vote is counted at the special meeting, we strongly encourage you to attend, in person or by proxy, and vote your shares. Please review the proxy statement and other materials that will be made available to you in connection with the special meeting. If the Reorganization is approved by SBG’s stockholders and consummated, your shares of SBG will automatically be exchanged for shares of New Sinclair at the effective time of the share exchange, without any action needed on the part of any shareholders. You will not need to turn in any SBG stock certificates or take any other action to effect the share exchange or receive shares of New Sinclair.

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14.	Will SBG’s management change?

The directors and executive officers of SBG will serve in the same capacities for New Sinclair, including their capacities as members of committees of the Board of Directors. New Sinclair will still be headed by Christopher S. Ripley as President and Chief Executive Officer and David D. Smith as Executive Chairman with their current management team and employees.

15.	How will the Reorganization affect SBG’s financial condition?

We do not expect the Reorganization to have a material adverse impact on our consolidated financial condition, cash flow or results of operations.

16.	What if I still have questions about the Reorganization?

If you have questions about the Reorganization that have not been answered, please contact investor relations at SBG.

Additional Information and Where to Find It

In connection with the Reorganization, New Sinclair has filed a registration statement on Form S-4 that includes a preliminary proxy statement of SBG and a preliminary prospectus of New Sinclair, and SBG and New Sinclair may file with the SEC other relevant documents in connection with the proposed Reorganization. SBG’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REORGANIZATION. Investors may obtain a free copy of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about SBG, New Sinclair and the Reorganization, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the registration statement on Form S-4 and the definitive proxy statement/prospectus, when filed, as well as other filings containing information about SBG, New Sinclair and the Reorganization can be obtained without charge by sending a request to Sinclair Broadcast Group, Inc. 10706 Beaver Dam Road, Hunt Valley, MD 21030; by calling 410-568-1500; or by accessing them on SBG’s investor relations web page at https://sbgi.net/investor-relations/sec-filings/.

Participants in the Solicitation

SBG and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from SBG’s stockholders in connection with the Reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in New Sinclair’s registration statement on Form S-4 that includes a preliminary proxy statement of SBG and a preliminary prospectus of New Sinclair and will be included in the definitive proxy statement/prospectus and other relevant documents that SBG and New Sinclair have filed, and intend to file, with the SEC in connection with the Reorganization. Copies of these documents can be obtained without charge as described in the preceding paragraph.

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This Q&A is intended to provide information for the topics we believe are most likely to be of interest to our shareholders and other constituents. This Q&A is not a complete description of the anticipated reorganization. Nothing in this Q&A is intended to be business, legal or tax advice to any shareholder or other person. You should consult your own business, legal or tax advisors if you have any questions about the impact of the reorganization on you.

Forward-Looking Statements

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, and in addition to any assumptions set forth in such statements: SBG’s ability to obtain the requisite vote to approve the Reorganization or to recognize the intended benefits of the Reorganization, that changes in legislation or regulations may change the tax consequences of the Reorganization, and the impacts of the Reorganization on New Sinclair’s financial condition, business operations, results of operation and outstanding securities, and any risk factors set forth in SBG’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. SBG undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

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Exhibit 99.3

Risks relating to our operations

Our strategic acquisitions and investments could pose various risks and increase our leverage.

We have pursued and intend to selectively continue to pursue strategic acquisitions and investments, subject to market conditions, our liquidity, and the availability of attractive acquisition and investment candidates, with the goal of improving our business. We may not be able to identify attractive acquisitions or investment targets, or we may not be able to fund additional acquisitions or investments in the future.

Acquisitions involve inherent risks, such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our results of operations and could strain our human resources. Additionally, we may not be able to successfully implement effective cost controls, achieve expected synergies, or increase revenues as a result of an acquisition. In addition, future acquisitions may result in our assumption of unexpected liabilities, may result in the diversion of management’s attention from the operation of our core business and may limit our ability to generate higher returns elsewhere.

Certain acquisitions, such as television stations, are subject to the approval of the FCC and potentially, other regulatory authorities, such as the DOJ. The need for FCC and other regulatory approvals could restrict our ability to consummate future transactions and potentially require us to divest certain television stations or businesses if the FCC or other regulatory authority believes that a proposed acquisition would result in excessive concentration in a market, even if the proposed combinations may otherwise comply with FCC ownership limitations or other regulations. There can be no assurance that future acquisitions will be approved by the FCC or other regulatory authorities, or that a requirement to divest existing stations or businesses will not have an adverse outcome on the transaction.

If the rate of decline in the number of subscribers to Distributor services increases or these subscribers shift to other services or bundles that do not include our programming networks, there may be a material adverse effect on our revenues.

During the last few years, the number of subscribers to Distributor services in the United States has been declining as technological advancements have driven changes in consumer behavior and have empowered consumers to seek more control over when, where and how they consume news, sports, and other entertainment, including through the so-called “cutting the cord” and other consumption strategies. The Distributor subscriber decline has led to a decline in subscribers from some of our stations and networks. In addition, Distributors have introduced, marketed, and/or modified tiers or bundles of programming that have impacted the number of subscribers that receive our programming networks, including tiers or bundles of programming that exclude our programming networks.

If Distributor service offerings are not attractive to consumers for any reason (pricing, increased competition from OTT and DTC services, increased dissatisfaction with the quality of Distributor services, poor economic conditions or other factors), more consumers may (i) cancel their Distributor service subscriptions, (ii) elect to instead subscribe to OTT services, which in some cases may be offered at lower prices, or (iii) elect to subscribe to Distributors with smaller bundles of programming which may not include our programming networks.

If the rate of decline in the number of Distributor service subscribers increases or if subscribers shift to OTT services or smaller bundles of programming that do not include our programming networks, this may have a material adverse effect on our revenues.

We may not be able to renegotiate distribution agreements at terms comparable to or more favorable than our current agreements and networks with which we are affiliated currently, or in the future, may require us to share revenue from distribution agreements with them.

As distribution agreements expire, we may not be able to renegotiate such agreements at terms comparable to or more favorable than our current agreements. This may cause revenues and/or revenue growth from our distribution agreements to decrease under the renegotiated terms despite the fact that our current distribution agreements include automatic annual fee escalators. In addition, certain networks or program service providers with which our stations are affiliated are currently, or in the future are expected to, require us to share revenue from distribution agreements with them as part of renewing expiring affiliation agreements or pursuant to certain rights contained in existing affiliation agreements. Generally, our distribution agreements and agreements with networks or program service providers are for different lengths of time and expire in different periods. If we are unable to negotiate a distribution agreement or the revenue received as part of those agreements declines over time, then we may be exposed to a reduction in or loss from distribution revenue net of revenue shared with networks and program service providers. We cannot predict the outcome or provide assurances as to the outcome of any future negotiations relating to our distribution agreements or what impact, if any, they may have on our financial condition and results of operations. See Television Markets and Stations within Item 1. Business for a listing of current expirations of our affiliation agreements.

Further change in the current retransmission consent regulations could have an adverse effect on our business, financial condition, and results of operations.

Distributors lobby to change the regulations under which retransmission consent is negotiated before both Congress and the FCC in order to increase their bargaining leverage with television stations.

In September 2015, the FCC released a Notice of Proposed Rulemaking in response to a Congressional directive in STELAR to examine the “totality of the circumstances test” for good-faith negotiations of retransmission consent. The proposed rulemaking seeks comment on new factors and evidence to consider in its evaluation of claims of bad faith negotiation, including service interruptions prior to a “marquee sports or entertainment event,” restrictions on online access to broadcast programming during negotiation impasses, broadcasters’ ability to offer bundles of broadcast signals with other broadcast stations or cable networks, and broadcasters’ ability to invoke the FCC’s exclusivity rules during service interruptions. On July 14, 2016, the FCC’s Chairman at the time announced that the FCC would not, at that time, proceed to adopt additional rules governing good faith negotiations of retransmission consent but did not formally terminate the rulemaking. No formal action has yet been taken on this Proposed Rulemaking, and we cannot predict if the FCC will terminate the rulemaking or take other action.

The FCC rules governing “good faith” retransmission consent negotiations provide that, among other things, it is a per se violation of the statutory duty to negotiate in good faith for a television broadcast station to negotiate retransmission consent jointly with another station in the same market if the stations are not commonly owned. In May 2020, the FCC revised its good faith negotiation rules to specify that certain small MVPDs can meet the obligation to negotiate in good faith by negotiating with a large station group through a qualified MVPD buying group and that large station groups have an obligation to negotiate in good faith with such MVPD buying groups.

As further described under Item 1. Business—Federal Regulation of Television Broadcasting, the FCC also has pending a Further Notice of Proposed Rulemaking which seeks additional comment on whether it has authority to, and should, eliminate or modify its network non-duplication and syndicated exclusivity rules.

The FCC’s prohibition on certain joint retransmission consent negotiations and the possible elimination or modification of the network non-duplication and syndicated exclusivity protection rules may affect our ability to sustain our current level of distribution revenues or grow such revenues in the future and could have an adverse effect on our business, financial condition and results of operations.

We face intense, wide-ranging competition for viewers and advertisers.

We compete, in certain respects and to varying degrees, for viewers and advertisers with other programming networks, pay-per-view, video on demand, online streaming services, and other content offered by Distributors. We also compete for viewers and advertisers with OTT and DTC, mobile media, radio, motion picture, home video, stadiums and arenas, podcasts, outdoor advertising and other sources of information and entertainment and advertising services. Important competitive factors are the prices we charge for our programming networks, the quantity, quality and variety of the programming offered and the effectiveness of marketing efforts.

With respect to advertising services, factors affecting the degree and extent of competition include prices, reach and audience demographics, among others. Some of our competitors are large companies that have greater financial resources available to them than we do, which could impact our viewership and the resulting advertising revenues.

Rivals that may have greater resources than we have include:

•	other local free over-the-air broadcast television and radio stations;

•	Distributors, such as telecommunication companies, cable providers and direct broadcast satellite providers;

•	print media providers such as newspapers, direct mail and periodicals;

•	internet search engines, internet service providers, social media platforms, websites, and mobile applications;

•	OTT technologies;

•	Distributor “skinny” packages;

•	mobile television; and

•	other emerging technologies.

Competition from other broadcasters or other content providers and changes in consumer behavior and technology may cause a reduction in our advertising revenues and/or an increase in our operating costs.

The ways in which consumers view content and technology and business models in our industry continue to rapidly evolve and new distribution platforms and increased competition from new entrants and emerging technologies have added to the complexity of maintaining predictable revenue streams. Technological advancements have driven changes in consumer behavior as consumers seek more control over when, where and how they consume content and have affected advertisers’ options for reaching their target audiences. Consumer preferences have evolved towards subscription video on demand and free advertising supported video on demand services and other DTC offerings and there has been a substantial increase in the availability of content with reduced advertising or without advertising at all. In addition, consumers are increasingly using time-shifting and advertising-skipping technologies that enable them to fast-forward or circumvent advertisements. There has also been a proliferation of high speed internet connections and expansion of 5G networks able to support high-quality streaming video within increasingly interactive and interconnected digital environments and on a wide variety of devices other than traditional televisions. Substantial use of these technologies could impact the attractiveness of the Company’s programming to advertisers and adversely affect our advertising revenues. The inability to meet consumer demands and expectations in today’s highly mobile, multi-screen and multi-platform environment for video delivery may affect the attractiveness of our offerings. Ineffective technology and product integration, lack of specific features and functionalities, poor interface design or ease of use, or performance issues, among other factors, may cause viewers to favor alternative offerings.

Distributors are developing or have developed new technology that allows them to transmit more channels on their existing equipment to highly targeted audiences, reducing the cost of creating channels and potentially leading to the division of the television industry into ever more specialized niche markets. Competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues. The decreased cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue. In addition, technologies that allow viewers to digitally record, store, and play back television programming may decrease viewership of commercials as recorded by media measurement services such as Nielsen or Comscore and, as a result, lower our advertising revenues. The current ratings provided by Nielsen for use by broadcast stations for live viewing Digital Video Recording playback are limited to seven days past the original air date. Additionally, in most markets, no credit is given for online viewing. The effects of new ratings data methodologies, many of which are used in our markets, and the ability of such methodologies to be a reliable standard that can be used by advertisers is still under review for accreditation from the MRC. Local audience measurement has been severely impacted by the COVID-19 pandemic. Nielsen relies heavily on in-person recruitment. Due to COVID-related guidelines, Nielsen was unable to recruit and maintain their panels to standards. As a result, panels have become skewed, unbalanced, and less reliable, which are issues that Nielsen is still working to address even after a return to in-person work. Due to this and other issues with measurement and reporting, MRC accreditation for certain data have been put on hiatus as Nielsen works to correct their local panels.

Distributors may include over-the-air antennas within their set-top boxes allowing them to provide free over-the-air signals to their subscribers which could result in decreases in our distribution revenues received for our signal being carried on their channels.

We cannot provide any assurances that we will remain competitive with these developing technologies.

We depend on the appeal of our programming, which may be unpredictable, and increased programming costs may have a material negative effect on our business and our results of operations.

We depend in part upon viewer preferences and audience acceptance of the programming on our stations and networks. These factors are often unpredictable and subject to influences that are beyond our control, such as the quality and appeal of competing programming, general economic conditions and the availability of other entertainment options. We may not be able to successfully predict interest in proposed new programming and viewer preferences could cause new programming not to be successful or cause our existing programming to decline in popularity. An increase in our costs associated with programming, including original programming, or a decrease in viewership of our programming, may materially negatively affect us and our results of operations.

In addition, we rely on third parties for broadcast, entertainment, news, sports and other programming for our stations and networks. We compete with other providers of programming to acquire the rights to distribute such programming. If we fail to continue to obtain broadcast, entertainment, news, sports and other programming for our stations and networks on reasonable terms for any reason, including as a result of competition, we could be forced to incur additional costs to acquire such programming or look for alternative programming, which may have a material negative effect on us and our results of operations.

The COVID-19 pandemic, or the future outbreak or pandemic of any other highly infectious or contagious diseases, could have a material and adverse effect on, or cause disruption to, our business or financial condition, results of operations and cash flows, the economy, our advertisers, viewership, Distributors, and their subscribers.

The COVID-19 pandemic and measures put in place to prevent the spread of the virus has had a significant negative impact on the global economy, including many industries in which our customers operate, curtailing advertising revenue and disrupting normal business activities in much of the world.

The extent to which COVID-19 or any future outbreak or pandemic impacts our operations, Distributors and advertisers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the outbreak, the actions taken to contain the outbreak or mitigate its impact, and the direct and indirect economic effects of the outbreak and containment measures, among others. A prolonged imposition of mandated closures or other social-distancing guidelines may adversely impact the ability of our Distributors and advertisers to generate sufficient revenues, and could force them to default on their obligations to us or result in their bankruptcy or insolvency.

In response to the COVID-19 pandemic, we have taken measures to protect the health and safety of our employees and contractors at our facilities. Existing or new precautionary measures or modifications in our business practices and policies in response to COVID-19 or any future outbreak or pandemic may negatively impact our business or operations. In addition, any actions we take may not be sufficient to mitigate the risk of infection. If a significant number of our employees, or employees and third parties performing key functions, including our Chief Executive Officer and members of our Board of Directors, become ill, our business may be further adversely impacted.

Theft of our intellectual property may have a material negative effect on us and our results of operations, and we may become subject to infringement or other claims relating to our consent or technology.

Our success depends in part on our ability to maintain and monetize the material intellectual property rights in our programming, technology, digital and other content. Our intellectual property rights may be infringed upon by unauthorized usage of original broadcast content (including, without limitation, live and non-live content). Such unauthorized usage may occur on any and all distribution platforms, including, without limitation, linear and streaming services. Additionally, our intellectual property rights may be further infringed upon by third-party unauthorized distribution of original broadcast content, game content and/or highlights on social media platforms on a live or near live basis. Third-party licensors of content may infringe upon our intellectual property rights by not complying with content distribution rules.

Theft, misappropriation or the invalidity of our intellectual property or the intellectual property that is licensed to us by licensors could have a material negative effect on us and our results of operations by potentially reducing the revenue that we are able to obtain from the legitimate sale and distribution of our content, undermining lawful and revenue-generating distribution channels, limiting our ability to control the marketing of our content and inhibiting our ability to recoup expenses or profit from the costs we incur creating our programming content. Litigation may be necessary to enforce our intellectual property rights or protect our trade secrets. Any litigation of this nature, regardless of outcome, could cause us to incur significant costs and could divert management’s attention from the operation of our business. Any impairment of our intellectual property rights, including due to changes in U.S. or foreign intellectual property laws or the absence of effective legal protections or enforcement measures, could have a materially negative impact on our business and the results of our operations.

While our programming personnel regularly monitor third-party streaming platforms and social media pages in an effort to identify intellectual property infringement and work closely with content distributors to notify content protection representatives to take the necessary steps to protect our and their intellectual property rights, those protective measures cannot ensure that theft, misappropriation or the invalidity of our intellectual property or the intellectual property that is licensed to us by licensors will not occur.

In addition, from time to time, third parties may assert claims against us alleging intellectual property infringement or other claims relating to our programming, technology, digital or other content. If any such infringement claim results in the loss of certain of our intellectual property rights, it could have a materially negative impact on our business and the results of our operations.

We have experienced a cyber security breach in the past and may be vulnerable to future security breaches, data privacy, and other information technology failures that could have a material adverse effect on our financial performance and operating results and disrupt our operations.

Our information technology systems are critically important to operating our business efficiently and effectively. We rely on our information technology systems to manage our data, communications, news, and advertising content, digital products, and other business processes, including many third-party systems and software, which are subject to supply chain and other cyber attacks. Despite our security measures (including, employee training, multi-factor authentication, security information and event management, firewalls and testing tools, and backup and recovery systems), on October 17, 2021, we identified the following: (i) certain servers and workstations in our environment were encrypted with ransomware, (ii) disruption of certain office and operational networks as a result of the encryption, and (iii) indications that data was taken from our network. Promptly upon detection of the security event, senior management was notified and we began to implement incident response measures to contain the incident, conduct an investigation, and plan for restoring operations. Legal counsel, a cybersecurity forensic firm, and other incident response professionals were engaged, and law enforcement and other governmental agencies were notified.

The cybersecurity incident identified on October 17, 2021 resulted in the loss in the fourth quarter of 2021 of approximately $63 million of advertising revenue, primarily related to our broadcast segment, as well as approximately $7 million through the date of filing of this Form 10-K in costs and expenses related to mitigation efforts, our investigation and the security improvements resulting therefrom. However, we did not pay the ransom that was being sought as a result of the cybersecurity incident.

These amounts exceeded the limits under our insurance policies and thus, based on the known effects of the cyber incident, the Company estimates that the cyber incident has resulted in approximately $20 million of unrecoverable net loss through the date of filing of this Form 10-K. Although we have received $30 million in reimbursement proceeds from our insurance policies through the date of filing of this Form 10-K, there can be no assurance that the insurance policies will pay their full coverage or the timing of such additional reimbursements. In addition, the Company may incur additional cyber incident response costs, and the estimated unrecoverable net loss above does not include an estimate of any liability the Company may have in the event that litigation or regulatory proceedings result from the incident.

We recurringly identify cyber threats as well as vulnerabilities in our systems and work to address them. Despite our efforts and the efforts of our third-party vendors to ensure the integrity of our software, computers, systems and information, we may not be able to anticipate, detect or recognize threats to our systems and assets, or to implement effective preventive measures against all cyber threats, especially because the techniques used are increasingly sophisticated, change frequently, are complex, and are often not recognized until launched. Cyber attacks can originate from a variety of sources, including external parties who are affiliated with foreign governments or are involved with organized crime or terrorist organizations. Third parties may also attempt to induce employees, customers or other users of our systems to disclose sensitive information or provide access to our systems or network, or to our data or that of our counterparties, and these types of risks may be difficult to detect or prevent. We expect cyber attack and breach incidents to continue, and we are unable to predict the direct or indirect impact of future attacks or breaches on our business operations.

Investigations of cyber attacks are inherently unpredictable, and it takes time to complete an investigation and have full and reliable information. While we are investigating a cyber attack, we do not necessarily know the extent of the harm or how best to remediate it, and we can repeat or compound certain errors or actions before we discover and remediate them.

The occurrence of a cyber attack, breach, unauthorized access, misuse, ransomware, computer virus or other malicious code or other cybersecurity event could jeopardize or result in the unauthorized disclosure, gathering, monitoring, misuse, corruption, loss or destruction of confidential and other information that belongs to us, our customers, our counterparties, our employees, and third-party service providers that is processed and stored in, and transmitted through, our computer systems and networks. The occurrence of such an event could also result in damage to our software, computers or systems, or otherwise cause interruptions or malfunctions in our, our customers’, our counterparties’ or third parties’ operations. This could result in significant financial losses, loss of customers and business opportunities, reputational damage, litigation, regulatory fines, penalties, significant intervention, reimbursement or other compensatory costs, significant costs to investigate the event, remediate vulnerabilities and modify our protective measures, or otherwise adversely affect our business, financial condition or results of operations. While we maintain insurance to cover losses related to cybersecurity risks and business interruption, such policies, as was the case with respect to the October 2021 cybersecurity incident, may not be sufficient to cover all losses of this incident or any future incidents.

Data privacy, data protection, and information security may require significant resources and present certain risks.

We collect, store, have access to and otherwise process certain confidential or sensitive data, including proprietary business information, personal data or other information that is subject to privacy and security laws, regulations and/or customer-imposed controls. Despite our efforts to protect such data, we may be vulnerable to material security breaches, theft, misplaced or lost data, programming errors, or employee errors that could potentially lead to the compromising of such data, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, and operational disruptions. In addition, we operate in an environment in which there are different and potentially conflicting data privacy laws in effect in the various U.S. states in which we operate, and we must understand and comply with each law and standard in each of these jurisdictions while ensuring the data is secure. Our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm.

The loss of key personnel, including talent, could disrupt the management or operations of our business and could have an adverse effect on our financial condition and results of operations.

Our business depends upon the continued efforts, abilities and expertise of our Executive Chairman, Chief Executive Officer and other key employees. We believe that the unique combination of skills and experience possessed by our Executive Chairman, Chief Executive Officer and executive officers would be difficult to replace, and that the loss of our executive officers could have a material adverse effect on us, including the impairment of our ability to execute our business strategy. While we do not maintain a written succession plan with respect to the Executive Chairman or Chief Executive Officer, in accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee of our Board of Directors periodically reviews and reports to the Board of Directors regarding succession planning for all executive officers, including the Executive Chairman and Chief Executive Officer, and all directors.

We could be adversely affected by labor disputes and legislation and other union activity.

The cost of producing and distributing entertainment programming has increased substantially in recent years due to, among other things, the increasing demands of creative talent and industry-wide collective bargaining agreements. Although we generally purchase programming content from others rather than produce such content ourselves, our program suppliers engage the services of writers, directors, actors and on-air and other talent, trade employees, and others, some of whom are subject to these collective bargaining agreements. Approximately 620 of our employees and freelance employees are represented by labor unions under collective bargaining agreements. If we or our program suppliers are unable to renew expiring collective bargaining agreements, it is possible that the affected unions could take action in the form of strikes or work stoppages. Failure to renew these agreements, higher costs in connection with these agreements or a significant labor dispute could adversely affect our business by causing, among other things, delays in production that lead to declining viewers, a significant disruption of operations, and reductions in the profit margins of our programming and the amounts we can charge advertisers for time. Our stations also broadcast certain professional sporting events, and our viewership may be adversely affected by player strikes or lockouts which could adversely affect our advertising revenues, results of operations and result in rebates to our Distributors for not meeting minimum event thresholds. The amounts paid under our sports licensing agreements could be negatively impacted by rising professional player salaries and collective bargaining agreements. Further, any changes in the existing labor laws, including the possible enactment of the Employee Free Choice Act, may further the realization of the foregoing risks.

The effects of the economic environment could require us to record an asset impairment of goodwill, indefinite-lived and definite-lived intangible assets.

We are required to evaluate our goodwill, indefinite-lived and definite-lived intangible assets for impairment. We evaluate our goodwill and indefinite-lived intangible assets for impairment annually, or more frequently, if events or changes in circumstances indicate an impairment may exist. During the year ended December 31, 2022, we did not identify any indicators that our definite-lived intangible assets may not be recoverable or that our goodwill or indefinite-lived assets were impaired. However, future losses of Distributors, continued elevated level of subscriber erosion, and any other factors that cause a deterioration in our financial results could result in future impairments charges. For additional information regarding impairments to our goodwill and intangible assets, see Valuation of Goodwill and Indefinite-Lived Intangible Assets under Critical Accounting Policies and Estimates within Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 5. Goodwill, Indefinite-Lived Intangible Assets, and Other Intangible Assets within the Consolidated Financial Statements.

Unrelated third parties may bring claims against us based on the nature and content of information posted on our linear programming, social platforms, and websites maintained by us.

We host internet services that enable individuals to exchange information, generate content, comment on our content, and engage in various online activities. The law relating to the liability of providers of these online services for activities of their users is currently unsettled both within the United States and internationally. Claims may be brought against us for defamation, negligence, copyright or trademark infringement, unlawful activity, tort, including personal injury, fraud, or other theories based on the nature and content of information that may be posted online or generated by our users. Our defense of such actions could be costly and involve significant time and attention of our management and other resources.

Our advertising revenue can vary substantially from period to period based on many factors beyond our control. This volatility affects our operating results and may reduce our ability to repay debt or reduce the market value of our securities.

We rely on sales of advertising time for a significant portion of our revenues and, as a result, our operating results depend on the amount of advertising revenue we generate. If we generate less advertising revenue, it may be more difficult for us to repay debt and meet our debt service obligations, and the value of our business may decline. Our ability to sell advertising time depends on:

•	the levels of automotive and services advertising, which historically have represented a large portion of our advertising revenue;

•

the levels of political advertising, which are significantly higher in even-number years and elevated further every four years related to the presidential election (as was the case in 2020), historically have represented a large portion of our advertising revenue; for the year ended December 31, 2022 (a political year), political advertising represented 24% of broadcast segment advertising revenue; for the year ended December 31, 2021 (a non-political year), political advertising represented 4% of broadcast segment advertising revenue;

•

the levels of political advertising, which are affected by political beliefs, public opinion, campaign finance laws, and the ability of political candidates and political action committees to raise and spend funds which are subject to seasonal fluctuations;

•	the health of the economy in the areas where our television stations are located and in the nation as a whole;

•	the popularity of our programming and that of our competition;

•	the effects of declining live/appointment viewership as reported through rating systems and local television efforts to adopt and receive credit for same day viewing plus viewing on-demand thereafter;

•	the effects of new rating methodologies;

•	changes in the makeup of the population in the areas where our stations are located;

•	the financial health of our underlying advertisers’ businesses and demand for their products;

•

the activities of our competitors, including increased competition from other forms of advertising-based mediums, such as other broadcast television stations, radio stations, Distributors, internet and broadband content providers and other print, outdoor, social media, and media outlets serving in the same markets;

•	OTT and other emerging technologies and their potential impact on cord-cutting;

•	the impact of Distributors and OTT distributors offering “skinny” programming bundles that may not include all programming of television broadcast stations and/or cable channels, such as Tennis;

•	changes in pricing and sellout levels;

•	the financial health of our underlying customers’ that we provide management services to;

•	the effectiveness of our salespeople; and

•	other factors that may be beyond our control.

There can be no assurance that our advertising revenue will not be volatile in the future or that such volatility will not have an adverse impact on our business, financial condition, or results of operations.

We purchase programming in advance based on expectations about future revenues. Actual revenues may be lower than our expectations. If this happens, we could experience losses that may make our securities less valuable.

One of our stations’ most significant costs is network and syndicated programming. Our ability to generate revenue to cover this cost may affect the value of our securities. If a particular network or program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the cost.

We generally purchase syndicated programming content from others rather than producing such content ourselves, therefore, we have limited control over the costs of the programming. Often, we must purchase syndicated programming several years in advance and may have to commit to purchase more than one year’s worth of programming. We may replace programs that are doing poorly before we have recaptured any significant portion of the costs we incurred or before we have fully amortized the costs. We also receive programming from networks with which we have network affiliation agreements. Generally, the agreements are for several years. The popularity of networks can affect revenue earned on those channels. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues. These factors are exacerbated during a weak advertising market.

We internally originate programming in advance based on expectations about future revenues. Actual revenues could fluctuate and may be lower than our expectations. If this happens, we could experience losses that may make our securities less valuable.

The production of internally originated programming requires a large up-front investment and the revenues derived from the airing of internally originated programming primarily depends upon its acceptance by the public, which is difficult to predict. The commercial success of original content also depends upon the quality and acceptance of other competing content released into the marketplace at or near the same time, the availability of a growing number of alternative forms of entertainment, general economic conditions and their effects on consumer spending, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues. These factors are exacerbated during a weak advertising market.

We may lose a large amount of programming if a network terminates its affiliation or program service arrangement with us, we are not able to negotiate arrangements at terms comparable to or more favorable than our current agreements, or if networks make programming available through services other than our local affiliates, which could increase our costs and/or reduce our revenue.

The networks produce and distribute programming in exchange for each station’s commitment to air the programming at specified times and for commercial announcement time during programming and for cash fees. The amount and quality of programming provided by each network varies. See Television Markets and Stations within Item 1. Business for a detailed listing of our stations and channels as of December 31, 2022.

As network affiliation agreements come up for renewal, we (or licensees of the stations we provide programming and/or sales services to), may not be able to negotiate terms comparable to or more favorable than our current agreements. The non-renewal or termination of any of our network affiliation agreements would prevent us from being able to carry programming of the relevant network. This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences, resulting in reduced revenues. Upon the termination of any of our network affiliation agreements, we would be required to establish a new network affiliation agreement for the affected station with another network or operate as an independent station.

We cannot predict the outcome of any future negotiations relating to our affiliation agreements or what impact, if any, they may have on our financial condition and results of operations. In addition, the impact of an increase in reverse network compensation payments, under which we compensate the network for programming pursuant to our affiliation agreements, may have a negative effect on our financial condition or results of operations. See Television Markets and Stations within Item 1. Business for a listing of current expirations of our affiliation agreements.

We may be subject to investigations or fines from governmental authorities, such as, but not limited to penalties related to violations of FCC indecency, children’s programming, sponsorship identification, closed captioning and other FCC rules and policies, the enforcement of which has increased in recent years, and complaints related to such violations may delay our renewal applications with the FCC.

We provide a significant amount of live news reporting that is provided by the broadcast networks or is controlled by our on-air news talent. Although both broadcast network and our on-air talent have generally been professional and careful about the information they communicate, there is always the possibility that information may be reported that is inaccurate or even in violation of certain indecency rules promulgated by the FCC. In addition, entertainment and sports programming provided by broadcast syndicators and networks may contain content that is in violation of the indecency rules promulgated by the FCC. Because the interpretation by the courts and the FCC of the indecency rules is not always clear, it is sometimes difficult for us to determine in advance what may be indecent programming. We have insurance to cover some of the liabilities that may occur, but the FCC has enhanced its enforcement efforts relating to the regulation of indecency. Also, the FCC has various rules governing children’s television programming, including commercial matter limitations, closed captioning and sponsorship identification. We are subject to such rules regardless of whether the programming is produced by us or by third parties. Violation of the indecency, children’s programming or sponsorship identification rules could potentially subject us to penalties, license revocation, or renewal or qualification proceedings. For example, as described under Litigation within FCC Litigation Matters under Note 13. Commitments and Contingencies within the Consolidated Financial Statements, on May 22, 2020, the FCC released an Order and Consent Decree pursuant to which we agreed to pay $48 million and implement a four year compliance plan to resolve various matters and on September 21, 2022 issued a Notice of Apparent Liability (NAL) alleging violations of the FCC’s limits on commercial matter in children’s television programming and proposing a forfeiture of $2.7 million against the Company, and fines ranging from $20,000 to $26,000 per station for other licensees covered by the NAL (including certain stations with whom the Company has an LMA, JSA, and/or SSA), for a total of $3.4 million. There can be no assurance that future incidents that may lead to significant fines or other penalties by the FCC can be avoided.

From time to time, we may be the subject of an investigation by governmental authorities. For example, as described more fully under The FCC’s multiple ownership rules and federal antitrust regulation may limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs. Changes in these rules may threaten our existing strategic approach to certain television markets below, on January 4, 2019, the Company received three CIDs from the Antitrust Division of the DOJ relating to JSAs in a certain DMAs. Although, on July 1, 2021, the Department of Justice Antitrust Division advised the Company that it had closed the JSA investigation with respect to the Company without action, there can be no assurance that in the future an investigation for a similar matter will not lead to an action or proceeding against us. In the event an action or proceeding is commenced, we may be subject to fines, penalties and changes in our business that could have a negative effect on our financial condition and results of operations.

Federal regulation of the broadcasting industry limits our operating flexibility, which may affect our ability to generate revenue or reduce our costs.

The FCC regulates our broadcast segment, just as it does all other companies in the broadcasting industry. We must obtain the FCC’s approval whenever we need a new license, seek to renew, assign or modify a license, purchase a new station, sell an existing station, or transfer the control of one of our subsidiaries that hold a license. Our FCC licenses are critical to our broadcast segment operations; we cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions in a timely manner, if at all. If licenses are not renewed or acquisitions are not approved, we may lose revenue that we otherwise could have earned.

In addition, Congress and the FCC may, in the future, adopt new laws, regulations and policies regarding a wide variety of matters (including, but not limited to, technological changes in spectrum assigned to particular services) that could, directly or indirectly, materially and adversely affect the operation and ownership of our broadcast properties. (See Item 1. Business.)

The FCC’s multiple ownership rules and federal antitrust regulation may limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs. Changes in these rules may threaten our existing strategic approach to certain television markets.

Television station ownership

As discussed in National Ownership Rule under Ownership Matters under Federal Regulation of Television Broadcasting within Item 1. Business, in December 2017, the FCC released a Notice of Proposed Rulemaking to examine the National Ownership Rule, including the UHF discount, which remains pending. Because we are near the 39% cap without application of the UHF discount, changes to the UHF discount or National Ownership Rule could limit our ability to acquire television stations in additional markets.

As discussed in Local Marketing and Outsourcing Agreements under Federal Regulation of Television Broadcasting within Item 1. Business, in August 2016, the FCC issued the Ownership Order to provide for the attribution of JSAs where two television stations are located in the same market and a party with an attributable interest in one station sells more than 15% of the advertising time per week of the other station. JSAs that existed prior to March 31, 2014, were exempted from attribution until October 1, 2025. In 2017, in its Ownership Order on Reconsideration, the FCC eliminated the JSA attribution rule. The Ownership Order on Reconsideration was vacated and remanded by the U.S. Court of Appeals for the Third Circuit in September 2019, but the Supreme Court ultimately reversed the Third Circuit’s decision on April 1, 2021 and the Ownership Order on Reconsideration (including elimination of the “JSA attribution rule”) is currently in effect. We have entered into outsourcing agreements (such as “JSAs”) whereby 34 stations provide various non-programming related services such as sales, operational and managerial services to or by other stations within the same markets. For additional information, refer to Television Markets and Stations within Item 1. Business. See Note 14. Variable Interest Entities within the Consolidated Financial Statements for further discussion of our JSAs which we consolidate as variable interest entities.

Certain of our stations have entered into LMAs pursuant to which we may provide programming to and sell advertising on a separately owned television station serving the same market. The FCC attributes LMAs to the programmer if the programmer provides more than 15% of a station’s weekly broadcast programming; provided, that, LMAs entered into prior to November 5, 1996, including ours, are currently exempt from attribution. The FCC may review these exempted LMAs in the future and if it determines to terminate or modify the exempt period and make all LMAs fully attributable we will be required to terminate or modify our exempted LMAs unless the FCC’s local ownership rules would permit us to own both stations. As of December 31, 2021, we provide services under exempted LMAs to eight television stations owned by third parties. See Note 14. Variable Interest Entities within the Consolidated Financial Statements for further discussion of our LMAs which we consolidate as variable interest entities.

As discussed in Other Pending Matters under Federal Regulation of Television Broadcasting within Item 1. Business, in December 2018, the FCC initiated the 2018 Quadrennial Review of its ownership rules. On July 16, 2021, the FCC extended the comment period and the comment and reply comment deadline closed on October 1, 2021. This proceeding remains pending. On December 22, 2022, the FCC released a Public Notice to initiate the 2022 Quadrennial Regulatory Review despite the pendency of the 2018 Quadrennial Review, seeking comment on the Local Radio Ownership Rule, the Local Television Ownership Rule, and the Dual Network Rule, among other things. Comments are due on March 3, 2023 and reply comments are due March 20, 2023.

On January 4, 2019, the Company received three CIDs from the Antitrust Division of the DOJ. In each CID, the DOJ requested that the Company produce certain documents and materials relating to JSAs in a specific DMA. We believe the DOJ has issued similar civil investigative demands to other companies in our industry. On July 1, 2021, the Department of Justice Antitrust Division advised the Company that it had closed the JSA investigation with respect to the Company without action.

See Changes in the Rules of Television Ownership, Local Marketing Agreements, Joint Sales Agreements, Retransmission Consent Negotiations, and National Ownership Cap under Note 13. Commitments and Contingencies within the Consolidated Financial Statements.

If we are required to terminate or modify our LMAs, JSAs and other outsourcing agreements, our business could be affected in the following ways:

•

Loss of revenues. If the FCC requires us to modify or terminate existing arrangements, we would lose some or all of the revenues generated from those arrangements. We would lose revenue because we will have fewer demographic options, a smaller audience distribution and lower revenue share to offer to advertisers.

•

Increased costs. If the FCC requires us to modify or terminate existing arrangements, our cost structure would increase as we would potentially lose significant operating synergies and we may also need to add new employees. With termination of LMAs, we likely would incur increased programming costs because we will be competing with the separately owned station for syndicated programming.

•

Losses on investments. As part of certain of our arrangements, we own the non-license assets used by the stations with which we have arrangements. If certain of these arrangements are no longer permitted, we would be forced to sell these assets, restructure our agreements or find another use for them. If this happens, the market for such assets may not be as good as when we purchased them and, therefore, we cannot be certain of a favorable return on our original investments.

•

Termination penalties. If the FCC requires us to modify or terminate existing arrangements before the terms of the arrangements expire, or under certain circumstances, we elect not to extend the terms of the arrangements, we may be forced to pay termination penalties under the terms of certain of our arrangements. Any such termination penalties could be material.

•

Alternative arrangements. If the FCC requires us to terminate the existing arrangements, we may enter into one or more alternative arrangements. Any such arrangements may be on terms that are less beneficial to us than the existing arrangements.

Failure of owner / licensee to exercise control

The FCC requires the owner / licensee of a station to maintain independent control over the programming and operations of the station. As a result, the owners / licensees of those stations with which we have outsourcing agreements can exert their control in ways that may be counter to our interests, including the right to preempt or terminate programming in certain instances. The preemption and termination rights cause some uncertainty as to whether we will be able to air all of the programming that we have purchased under our LMAs and therefore, uncertainty about the advertising revenue that we will receive from such programming. In addition, if the FCC determines that the owner / licensee is not exercising sufficient control, it may penalize the owner licensee by a fine, revocation of the license for the station or a denial of the renewal of that license. Any one of these scenarios, especially the revocation of or denial of renewal of a license, might result in a reduction of our cash flow or margins and an increase in our operating costs. In addition, penalties might also affect our qualifications to hold FCC licenses, putting our own licenses at risk.

The pendency and indeterminacy of the outcome of these ownership rules and the CIDs, which may limit our ability to provide services to additional or existing stations pursuant to licenses, LMAs, outsourcing agreements or otherwise, expose us to a certain amount of volatility, particularly if the outcomes are adverse to us. Further, resolution of these ownership rules and the CIDs has been and will likely continue to be a cost burden and a distraction to our management and the continued absence of a resolution may have a negative effect on our business.

We have invested and will continue to invest in new technology initiatives which may not result in usable technology or intellectual property.

We have heavily invested in the development of the NextGen TV platforms as discussed in Development of Next Generation Wireless Platform under Operating Strategy within Item 1. Business. We do not know whether the outcome of our research and development will result in technology that will be usable on our distribution platform or available to license to third parties. Any failure to develop this technology could result in the loss of our investment. Our costs incurred related to the development of the NextGen TV platform is recorded within non-media expenses within our consolidated statements of operations. Additionally, we have developed, on our own and through joint ventures, several NextGen TV related patents that we will attempt to monetize directly, through third-party agents, or through a patent pool designed to consolidate similar patents owned by independent licensors for licensing to equipment manufacturers. We do not know whether our attempts at monetization will result in licensing arrangements that will be accepted by such equipment manufacturers or result in any royalty payments for our intellectual property rights.

Risks relating to our concentrated voting stock ownership

The Smiths exercise control over most matters submitted to a stockholder vote and may have interests that differ from other security holders. They may, therefore, take actions that are not in the interests of other security holders.

As of December 31, 2022, David D. Smith, Frederick G. Smith, J. Duncan Smith, and Robert E. Smith hold shares representing approximately 80.8% of our common stock voting rights and, therefore, control the outcome of most matters submitted to a vote of our stockholders, including, but not limited to, electing directors, adopting amendments to our certificate of incorporation, and approving corporate transactions. The Smiths hold substantially all of the Class B Common Stock, which have ten votes per share. Our Class A Common Stock has only one vote per share. Future transfers by holders of Class B Common Stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions, such as transfers effected for estate planning purposes. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares in the long term. In addition, the Smiths hold four of our Board of Directors’ seats and, therefore, have the power to exert significant influence over our corporate management and policies. The Smiths have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to our Board of Directors until December 31, 2025.

Although in the past the Smiths have recused themselves from related person transactions, circumstances may occur in which the interests of the Smiths, as the controlling security holders, could be in conflict with the interests of other security holders and the Smiths would have the ability to cause us to take actions in their interest. In addition, the Smiths could pursue acquisitions, divestitures, or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to our other security holders. Further, the concentration of ownership the Smiths possess may have the effect of discouraging, delaying, or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

(See Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters and Item 13. Certain Relationships and Related Transactions, which will be included as part of our Proxy Statement for our 2023 Annual Meeting.)

Significant divestitures by the Smiths could cause them to own or control less than 51% of the voting power of our shares, which in turn (i) could, as discussed under A failure to comply with covenants under debt instruments could result in a default under such debt instruments, acceleration of amounts due under our debt and loss of assets securing our loans within Item 1A. Risk Factors, under certain circumstances require us to offer to buy back some or all of our outstanding STG 5.125% unsecured notes due 2027, the STG 5.500% unsecured notes due 2030, and the STG 4.125% secured notes due 2030 (the STG notes are collectively referred to as the “STG Notes”) and could result in an event of default under our credit agreement (“STG Bank Credit Agreement”) and (ii) give Cunningham Broadcasting Corporation (“Cunningham”) the right to terminate the LMAs and other outsourcing agreements with Cunningham due to a “change in control.” Any such termination of LMAs could have an adverse effect on our results of operations. The FCC’s multiple ownership rules may limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs. Changes in these rules may threaten our existing strategic approach to certain television markets. See the risk factor below regarding the FCC’s multiple ownership rules.

Risks relating to our debt

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our debt obligations.

We have a high level of debt, totaling $4,265 million at December 31, 2022, compared to the book value of shareholders’ equity of $681 million on the same date.

Our high level of debt poses risks, including the following risks, particularly in periods of declining revenues:

•	we may be unable to service our debt obligations, especially during negative economic, financial credit and market industry conditions;

•	we may require a significant portion of our cash flow to pay principal and interest on our outstanding debt, especially during negative economic and market industry conditions;

•

the amount available for joint ventures, working capital, capital expenditures, dividends and other general corporate purposes may be limited because a significant portion of cash flow is used to pay principal and interest on outstanding debt;

•	if our distribution and advertising revenues decline, we may not be able to service our debt;

•	our lenders may not be as willing to lend additional amounts to us for future joint ventures, working capital needs, additional acquisitions or other purposes;

•	rating agencies may downgrade our corporate family rating and/or debt ratings which could impair our ability to raise funds, refinance debt, or incur a higher financing cost;

•	the cost to borrow from lenders may increase or market rates may increase;

•	our ability to access the capital markets may be limited, and we may be unable to issue securities with pricing or other terms that we find attractive, if at all;

•

if our cash flow were inadequate to make interest and principal payments, we might have to restructure or refinance our debt or sell an equity interest in one or more of our broadcast stations to reduce debt service obligations;

•	our interest rate hedges incurring losses and causing us to make additional interest payments;

•	we may be limited in our flexibility in planning for and reacting to changes in the industry in which we compete; and

•	we may be more vulnerable to adverse economic conditions than less leveraged competitors and thus, less able to withstand competitive pressures.

Any of these events could reduce our ability to generate cash available for debt service, investment, repay, restructure or refinance our debt, seek additional debt or equity capital, make capital improvements or to respond to events that would enhance profitability.

We may not be able to generate sufficient cash to service all of our debt and may be forced to take other actions to satisfy our obligations under our debt, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, competitive, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our debt.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures, or to dispose of equity interests in our equity investments, other material assets or operations, seek additional debt or equity capital or restructure or refinance our debt. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The STG Bank Credit Agreement, and each of the indentures that govern the STG Notes restrict our ability to dispose of assets and use the proceeds from such dispositions and restrict our ability to raise debt or equity capital to be used to repay other debt when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

If we cannot make scheduled payments on our debt, we will be in default and holders of our debt could declare all outstanding principal and interest to be due and payable, the lenders under the STG Bank Credit Agreement could terminate their commitments to loan us money, the lenders could foreclose against the assets securing their obligations and we and/or STG could be forced into bankruptcy or liquidation.

Despite our current level of debt, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described herein.

We and our subsidiaries may be able to incur additional indebtedness in the future. Although the terms of the debt instruments to which we are subject contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions, and the additional debt incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify.

Our variable rate debt subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Interest rates may increase in the future. As a result, interest rates on the obligations under the STG Bank Credit Agreement or other variable rate debt offerings could be higher or lower than current levels. As of December 31, 2022, approximately $2,733 million principal amount of our debt relates to the STG Bank Credit Agreement and is subject to variable interest rates. If interest rates increase, our debt service obligations on our variable rate debt would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our debt, would correspondingly decrease. While we may in the future enter into interest rate hedging agreements with respect to our borrowings under certain credit agreements, such agreements are not expected to fully mitigate against interest rate risk.

The replacement of LIBOR with SOFR may adversely affect interest expense related to outstanding debt.

In July 2017, Financial Conduct Authority (the authority that regulates LIBOR) announced its intent to stop compelling banks to submit rates for the calculation of LIBOR after 2021, and the administrator of LIBOR announced its intention to cease the publication of LIBOR on June 30, 2023. The Alternative Reference Rates Committee has proposed that SOFR is the rate that represents best practice as the alternative to LIBOR for use in financial contracts currently indexed to LIBOR. Given the inherent differences between LIBOR and SOFR, or any other alternative benchmark rate that may be established, there are many uncertainties regarding a transition from LIBOR. Using SOFR could make borrowing more expensive because it lacks a credit component, which could cause lenders to increase spreads to price for this uncertainty. The market transition away from LIBOR to an alternative reference rate is complex and overall financial markets may be disrupted as a result of the phase-out. The availability and cost of our borrowings due to the adoption of SOFR or other alternative benchmark rates or a broader market disruption caused by the phase-out of LIBOR could have an adverse effect on our financial condition, results of operations and cash flows.

Our use of derivative financial instruments to reduce interest rate risk may result in added volatility in our operating results.

We do not hold or issue derivative financial instruments for trading purposes. However, we do utilize derivative financial instruments to reduce interest rate risk associated with our indebtedness. To manage variable interest rate risk, we entered into an interest rate swap agreement in February 2023, which will effectively convert a portion of our indebtedness into a fixed rate loan. The associated impact on our operating results is directly related to changes in prevailing interest rates. Consequently, these swaps may introduce additional volatility into our operating results.

Commitments we have made to our lenders limit our ability to take actions that could increase the value of our securities and business or may require us to take actions that decrease the value of our securities and business.

Our financing agreements prevent us from taking certain actions and require us to meet certain tests. These restrictions and tests may require us to conduct our business in ways that make it more difficult to repay unsecured debt or decrease the value of our securities and business. These restrictions and tests include the following:

•	restrictions on the incurrence, assumption or guaranteeing of additional debt, or the issuance of disqualified stock or preferred stock;

•	restrictions on the payment of dividends, other distributions or repurchases of equity;

•	restrictions on certain investments and other restricted payments;

•	restrictions on transactions with affiliates;

•	restrictions on the creation, incurrence, assumption, or suffering the existence of liens;

•	restrictions on the sale and disposition of certain assets to third parties;

•	restrictions on the issuance of guarantees of and pledges for indebtedness;

•	restrictions on consolidation, merger or sale of all or substantially all of our assets;

•	restrictions on the ability of certain subsidiaries to limit their ability to pay dividends and make other payments to the Issuers or the guarantors;

•	restrictions on the ability to designate restricted subsidiaries as unrestricted subsidiaries and on transfers of assets to unrestricted subsidiaries and other non-guarantor subsidiaries; and

•	restrictions or costs to repay or refinance existing debt;

Future financing arrangements may contain additional restrictions, tests, and restrictive covenants that may limit our ability to pursue certain opportunities, limit our ability to raise additional debt or equity financing to operate during general economic or business downturns, and prevent us from taking action that could increase the value of our securities or require actions that decrease the value of our securities.

In addition, we may fail to meet the tests and thereby default on one or more of our obligations (particularly if the economy weakens and reduces our advertising revenues). If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral. If this happens, we could be forced to sell equity interests in our equity investments, TV stations or other assets or take other actions that could significantly reduce our value and we may not have sufficient assets or funds to pay our debt obligations.

A failure to comply with covenants under debt instruments could result in a default under such debt instruments, acceleration of amounts due under our debt, and loss of assets securing our loans.

Certain of our debt agreements will contain cross-default provisions with other debt, which means that a default under certain of our debt instruments may cause a default under such other debt.

If we breach certain of our debt covenants, we will be unable to utilize the full borrowing capacity under our debt arrangements and our lenders could require us to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing such debt. In addition, because certain of our debt agreements contain cross-default and cross-acceleration provisions with other debt, if any other debtholder of STG were to declare its loan due and payable as a result of a default, the holders of the respective debt of STG (“STG Bank Credit Agreement” and “STG Notes”), might be able to require us to pay those debts immediately.

As a result, any default under debt covenants could have a material adverse effect on our financial condition and our ability to meet our obligations.

General risk factors

Financial and economic conditions may have an adverse impact on our industry, business, and results of operations or financial condition.

Financial, economic and geopolitical conditions could have an adverse effect on the fundamentals of our business, results of operations, and/or financial condition. Poor economic and industry conditions could have a negative impact on our industry or the industry of those customers who advertise on our stations, including, among others, the automotive industry and service businesses, each of which is a significant source of our advertising revenue. Additionally, financial institutions, capital providers, or other consumers may be adversely affected. Potential consequences of any financial and economic decline include:

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the financial condition of those companies that advertise on our stations and digital platforms, including, among others, the automobile manufacturers and dealers, may be adversely affected and could result in a significant decline in our advertising revenue;

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geopolitical conditions could negatively impact global supply prices and disrupt supply chain levels, which could negatively impact our operations, our customers operations and our Distributors operations;

•	our ability to pursue the divestiture of certain assets at attractive values may be limited;

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the possibility that our business partners, such as counterparties to our outsourcing and news share arrangements, could be negatively impacted and our ability to maintain these business relationships could also be impaired;

•	our ability to refinance our existing debt on terms and at interest rates we find attractive, if at all, may be impaired;

•	our ability to make certain capital expenditures may be significantly impaired;

•	our ability to pursue the acquisition of attractive assets may be limited if we are unable to obtain any necessary additional capital on favorable terms, if at all;

•	content providers may cut back on the amount of content we can acquire to program stations; and

•	the possibility of our distribution customers losing subscribers, thereby impacting our distribution revenues.

Diamond Sports Group has filed for bankruptcy protection, the results of which could have an adverse effect on our cash flows and financial position.

On March 14, 2023, DSG, our independently managed and unconsolidated subsidiary, filed for Chapter 11 protection in the U.S. Bankruptcy Court for the Southern District of Texas. Although we have engaged in negotiations with DSG and its creditors regarding a restructuring support agreement, including a mutual release of claims, we cannot be assured that any agreement will be reached with DSG or its creditors. As part of DSG’s Chapter 11 case, DSG or other parties in interest could bring or seek to bring legal actions against us. In addition, the ultimate court-approved structure and organization of DSG post-bankruptcy could result in adverse tax consequences to us. These potential consequences could adversely affect our financial condition and our results of operations.

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